UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 12, 2007

                             Dynacq Healthcare, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                       000-21574                76-0375477
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)

                       10304 Interstate 10 East, Suite 369
                              Houston, Texas 77029
              (Address of principal executive offices and zip code)


                                 (713) 378-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 230.425)

[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.


       Reference is made to the Form 10-Q of Dynacq Healthcare, Inc. ("Dynacq" or the "Company") for the fiscal quarter ended November 30, 2006 for a full description of the method in which accounts receivable are accounted for by the Company. A material component of accounts receivable are long-term receivables, which are those net receivables for services provided by the Company not expected to be collected within twelve months of the balance sheet date. Those amounts represent receivables in the Medical Dispute Resolution ("MDR") process and legal third-party financial class.

      The MDR process is an established reimbursement resolution process available to providers of healthcare services under the regulations guiding reimbursement for services provided to injured workers in the state of Texas. The Company, in conjunction with many of the Texas hospital medical providers, has attempted over the past several years to resolve the pending claims regarding payment for the treatment of injured workers under the Texas workers compensation laws.

      The Company has a significant number of reimbursement disputes where the MDR decision was unsatisfactory to either the insurance carrier or us, and these decisions have subsequently been appealed to the State Office of Administrative Hearings ("SOAH") or district court. Many of these cases involve the "stop-loss" rule governing reimbursement to providers and were consolidated into a single docket. On November 3, 2006, the en banc panel which presides over the Consolidated Stop-Loss Docket at SOAH and which consists of nine administrative law judges, heard the arguments of both the carriers and providers regarding the stop-loss issue. On January 12, 2007, the en banc panel issued its ruling regarding when and how to apply the Texas Department of Insurance, Division of Workers' Compensation Stop-Loss exception to the per diem reimbursement methodology for injured workers treated in acute care inpatient hospitals in the 835 pending cases before it. That ruling sided with the Company's position on all matters before the en banc panel. As a result of the ruling, each of the Company's MDR cases pending in the Consolidated Stop-Loss Docket at SOAH will now be set for trial and determined on the merits of each case, applying the decision of the en banc panel. Although we are unable to predict the timing of the resolution of those cases or the ultimate success of our position, the ruling of the en banc panel should expedite the resolution process.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Dynacq Healthcare, Inc.


                                       By: /s/ Philip S. Chan
                                           ------------------
                                       Philip S. Chan
                                       Chief Financial Officer


Date:  January 19, 2007